Exhibit 10.3

Second Amendment to Employment Contract

This amendment (“Amendment”) is entered into as of January 17, 2008 between Optelecom-NKF B.V. (formerly NKF Electronics B.V.), a private limited company incorporated in the Netherlands (the “Company”), and Thomas Wilhelmus Martinus Overwijn (“Executive”).

The parties hereby agree as follows:

1.                    Prior Employment Contract.   The parties have previously entered into an employment contract effective April 1, 2005, and amended on December 15, 2007 (the “Agreement”). The parties now wish to further amend the Agreement as stated herein.

2.                    Amendment:

The parties hereby amend Paragraph 1 of Clause 2, Position and Responsibilities of the Agreement to add the following: Additionally, effective from April 1, 2007, Mr. Overwijn will assume the position of Chief Operating Officer of Optelecom-NKF, Inc., reporting to the president and CEO.

The parties hereby amend Paragraph 2 of Clause 3, Working hours and salary, of the Agreement to increase Executive’s annual gross salary from EUR 115,000 to EUR 135,000, effective as of January 1, 2008.

3.                    Continuing Effect of Agreement:   The parties hereto agree that the terms and provisions of the Agreement, as amended by this Amendment, shall remain in full force and effect. Except as specifically modified by this Amendment, the terms and provisions of the Employment Agreement shall continue and be binding on the parties hereto. In the event of any conflict between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall control. The provisions of the Employment Agreement and this Amendment constitute the entire agreement between the parties concerning the Executive’s employment arrangement with the Company, and may not be amended or modified except by a written agreement between the parties.

To evidence their agreement to the terms of this Amendment, Executive has signed and Company has caused its duly authorized representative to sign this Amendment as of January 17, 2008

Optelecom-NKF B.V.:		Executive:

By:	/s/ Edmund Ludwig	/s/ Thomas W.M. Overwijn
	Edmund Ludwig	Thomas W.M. Overwijn